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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-20685, 333-105087, 333-81154, 333-34077, 333-115271, 333-149637, 333-122064, 333-173190 and 333-197087 on Form S-8 of our reports dated August 29, 2014, relating to the consolidated financial statements and financial statement schedule of Bally Technologies, Inc. and subsidiaries (collectively, the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2014.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
August 29, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM